Exhibit 99.1

News Release

Hi-Crush Partners LP Reports Record Revenues, Volumes and Earnings For Third Quarter 2014 Results

•	3Q14 Revenues of $102 million vs. $53 million in 3Q13

•	3Q14 EBITDA of $44 million vs. $20 million in 3Q13

•	$1.00 earnings per unit before allocations of income to IDRs; $0.86 basic earnings per unit

•	Sponsor commenced shipments from its Whitehall, Wisconsin facility

Houston, Texas, November 4, 2014 - Hi-Crush Partners LP (NYSE: HCLP), “Hi-Crush” or the “Partnership”, today reported third quarter results. Net income for the quarter was $37.3 million. The limited partners' interest in net income of $37.0 million for the third quarter of 2014 represents earnings of $1.00 per basic weighted average common and subordinated unit outstanding during the period. For purposes of calculating earnings per unit, $6.9 million of limited partners' interest in net income was allocated to the holder of incentive distribution rights, resulting in reported basic earnings per unit of $0.86 per common and subordinated unit.

The Partnership reported earnings before interest, taxes and depreciation and amortization (“EBITDA”) of $43.9 million for the third quarter of 2014. Distributable cash flow of $32.3 million attributable to the common and subordinated unitholders for the third quarter of 2014 corresponds to distribution coverage of 1.40 times the $23.1 million in distributions to be paid to common and subordinated unitholders on November 14, 2014.

“The third quarter was filled with important milestones, as we set records for revenues, sales volumes, EBITDA, earnings and we added production capacity, contracted more committed volumes and expanded silo storage in our distribution network,” said Robert E. Rasmus, Co-Chief Executive Officer of Hi-Crush.  “Our premium raw white sand, coupled with our extensive logistics offering, continues to drive customers to Hi-Crush as we have positioned ourselves to capture the growth in demand through our Sponsor’s Whitehall facility and its development of a fourth production facility.”

Revenues for the quarter ended September 30, 2014 totaled $102 million on sales of 1.2 million tons of frac sand, which includes volumes sold at production facilities and distribution facilities. Approximately 91% of the volumes sold were under long-term fixed price contracts.

“The third quarter was another quarter of strong operational performance,” said James M. Whipkey, Co-Chief Executive Officer of Hi-Crush. “We shipped the first unit train of sand from our Sponsor's Whitehall facility and announced that our Sponsor is in the permitting process for the development of a fourth Northern White frac sand production facility. We have 6.6 million tons of sand already contracted for 2015, and our operating costs remain the lowest in the sector. Demand for our Northern White sand remains robust and we continue to position ourselves to fulfill the growing needs of our customers.”

Production cost for sand produced and delivered from the Wyeville and Augusta facilities was $13.89 per ton during the quarter. Of the 1.2 million tons sold, approximately 1.0 million tons were produced and delivered from the Partnership's facilities, with the remainder being purchased from the Sponsor's Whitehall facility or from third parties.

On October 16, 2014, Hi-Crush declared its third quarter cash distribution of $0.625 per unit for all common and subordinated units, or $2.50 on an annualized basis. This amount corresponds to a 32% increase from the minimum quarterly cash distribution of $0.475 per unit and a 9% increase over the previous quarter’s distribution. The distribution will be paid on November 14, 2014 to all common and subordinated unitholders of record on October 31, 2014.

Conference Call
A conference call for investors will be held on Tuesday, November 4, 2014 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss Hi-Crush’s third quarter results and forward outlook. Hosting the call will be Robert E. Rasmus, Co-Chief Executive Officer, James M. Whipkey, Co-Chief Executive Officer and Laura C. Fulton, Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-3982, or for international callers, (201) 493-6780. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 13593784. The replay will be available until November 18, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Hi-Crush’s website at www.hicrushpartners.com in the Investors-Event Calendar and Presentations section. A replay of the webcast will also be available for approximately 30 days following the call.
The slide presentation to be referenced on the call will also be on Hi-Crush’s website at www.hicrushpartners.com in the Investors-Event Calendar and Presentations section.
Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-GAAP financial measure of EBITDA, Distributable Cash Flow and Production Costs, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). EBITDA, Distributable Cash Flow and Production Costs are presented as management believes the data provides a measure of operating performance that is unaffected by historical cost basis and provides additional information and metrics relative to the performance of our business.

About Hi-Crush
Hi-Crush is an integrated producer, transporter, marketer and distributor of high-quality monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves, which are located in Wisconsin, consist of "Northern White" sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. Hi-Crush owns and operates the largest distribution network in the Marcellus and Utica shales, and has distribution capabilities throughout North America. For more information, visit www.hicrushpartners.com.

Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (“SEC”), including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2013 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Investor Relations
ir@hicrushpartners.com
(713) 960-4811

Unaudited Condensed Consolidated Statement of Operations
(Amounts in thousands, except tons, units and per unit amounts)

	Three Months
	Ended September 30,
	2014	2013(a)
Revenues	$102,316	$53,158
Cost of goods sold (including depreciation, depletion and amortization)	55,640	31,868
Gross profit	46,676	21,290
Operating costs and expenses:
General and administrative expenses	6,183	5,543
Exploration expense	—	—
Accretion of asset retirement obligation	61	57
Income from operations	40,432	15,690
Other income (expense):
Interest expense	(3,111)	(1,273)
Net income	37,321	14,417
Income attributable to non-controlling interest	(292)	(62)
Net income attributable to Hi-Crush Partners LP	$37,029	$14,355
Earnings per unit:
Common and subordinated units - basic	$0.86	$0.52
Common and subordinated units - diluted	$0.83	$0.52

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Condensed Consolidated Statement of Operations
(Amounts in thousands, except tons, units and per unit amounts)

	Nine Months
	Ended September 30,
	2014(a)	2013(a)
Revenues	$255,618	$114,995
Cost of goods sold (including depreciation, depletion and amortization)	143,665	58,613
Gross profit	111,953	56,382
Operating costs and expenses:
General and administrative expenses	19,287	13,322
Exploration expense	—	56
Accretion of asset retirement obligation	184	172
Income from operations	92,482	42,832
Other income (expense):
Interest expense	(6,836)	(2,301)
Net income	85,646	40,531
Income attributable to non-controlling interest	(704)	(150)
Net income attributable to Hi-Crush Partners LP	$84,942	$40,381
Earnings per unit:
Common and subordinated units - basic	$2.24	$1.45
Common and subordinated units - diluted	$2.15	$1.45

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited EBITDA and Distributable Cash Flow

	Three Months
	Ended September 30,
(in thousands)	2014	2013
Reconciliation of distributable cash flow to net income:
Net income	$37,321	$14,417
Depreciation and depletion expense	2,677	2,189
Amortization expense	781	1,662
Interest expense	3,111	1,273
EBITDA	$43,890	$19,541
Less: Cash interest paid	(2,702)	(1,178)
Less: Income attributable to non-controlling interest	(292)	(62)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (1)	(1,387)	(807)
Add: Accretion of asset retirement obligation	61	57
Add: Unit based compensation	569	—
Distributable cash flow	$40,139	$17,551
Adjusted for: Distributable cash flow attributable to Hi-Crush Augusta LLC, net of intercompany eliminations, prior to the Augusta Contribution (2)	—	50
Distributable cash flow attributable to Hi-Crush Partners LP	40,139	17,601
Less: Distributable cash flow attributable to holders of incentive distribution rights	(7,791)	—
Distributable cash flow attributable to common and subordinated unitholders	$32,348	$17,601

(1)
Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

(2)
The Partnership's historical financial information has been recast to consolidate Augusta for all periods presented. For purposes of calculating distributable cash flow attributable to Hi-Crush Partners LP, the Partnership excludes the incremental amount of recasted distributable cash flow earned during the periods prior to the acquisition by the Partnership on April 28, 2014 of substantially all of the remaining equity interests in Hi-Crush Augusta LLC (the "Augusta Contribution").

Unaudited EBITDA and Distributable Cash Flow

	Nine Months
	Ended September 30,
(in thousands)	2014	2013
Reconciliation of distributable cash flow to net income:
Net income	$85,646	$40,531
Depreciation and depletion expense	6,581	4,259
Amortization expense	4,385	2,025
Interest expense	6,836	2,301
EBITDA	$103,448	$49,116
Less: Cash interest paid	(5,984)	(1,854)
Less: Income attributable to non-controlling interest	(704)	(150)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (1)	(3,644)	(2,117)
Add: Accretion of asset retirement obligation	184	172
Add: Unit based compensation	922	—
Distributable cash flow	$94,222	$45,167
Adjusted for: Distributable cash flow attributable to Hi-Crush Augusta LLC, net of intercompany eliminations, prior to the Augusta Contribution (2)	(7,199)	2,511
Distributable cash flow attributable to Hi-Crush Partners LP	87,023	47,678
Less: Distributable cash flow attributable to holders of incentive distribution rights	(10,244)	—
Distributable cash flow attributable to common and subordinated unitholders	$76,779	$47,678

(1)
Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

(2)
The Partnership's historical financial information has been recast to consolidate Augusta for all periods presented. For purposes of calculating distributable cash flow attributable to Hi-Crush Partners LP, the Partnership excludes the incremental amount of recasted distributable cash flow earned during the periods prior to the Augusta Contribution.

Unaudited Condensed Consolidated Cash Flow Information
(Amounts in thousands)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2014(a)	2013(a)
Operating activities	$77,838	$52,279
Investing activities	(246,571)	(104,163)
Financing activities	168,750	65,540
Net increase in cash	$17	$13,656

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Condensed Consolidated Balance Sheet
(Amounts in thousands)

	September 30,	December 31,
	2014	2013(a)
Assets
Current assets:
Cash	$20,625	$20,608
Restricted cash	690	690
Accounts receivable	58,949	37,442
Inventories	22,385	22,418
Prepaid expenses and other current assets	2,600	1,625
Total current assets	105,249	82,783
Property, plant and equipment, net	217,324	195,834
Goodwill and intangible assets, net	67,551	71,936
Other assets	12,596	3,808
Total assets	$402,720	$354,361
Liabilities, Equity and Partners’ Capital
Current liabilities:
Accounts payable	$15,850	$10,108
Accrued and other current liabilities	14,800	7,669
Due to sponsor	6,712	10,352
Current portion of long-term debt	2,000	—
Total current liabilities	39,362	28,129
Long-term debt	195,118	138,250
Asset retirement obligation	4,812	4,628
Total liabilities	239,292	171,007
Commitments and contingencies	—	—
Equity and Partners’ capital:
General partner interest	—	—
Limited partner interests, 36,952,426 and 28,865,171 units outstanding, respectively	161,200	138,580
Class B units, zero and 3,750,000 units outstanding, respectively	—	9,543
Total partners’ capital	161,200	148,123
Non-controlling interest	2,228	35,231
Total equity and partners' capital	163,428	183,354
Total liabilities, equity and partners’ capital	$402,720	$354,361

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Per Ton Operating Activity

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Sand sold (in tons)	1,180,602	709,488	3,102,897	1,706,025
Sand produced and delivered (in tons)	1,027,611	597,656	2,699,138	1,537,720
Production costs ($ in thousands)	$14,274	$11,411	$42,644	$29,981
Production costs per ton	$13.89	$19.09	$15.80	$19.50

Unaudited Net Income per Limited Partner Unit
(Amounts in thousands, except units and per unit amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
Weighted average limited partner units outstanding:	2014	2013	2014	2013
Common units - basic	21,437,176	15,224,820	18,522,412	14,293,060
Subordinated units - basic	13,640,351	13,640,351	13,640,351	13,640,351
Common units - diluted	23,393,608	15,224,820	21,721,976	14,293,060
Subordinated units - diluted	13,640,351	13,640,351	13,640,351	13,640,351
Reconciliation of net income and the assumed allocation of net income under the two-class method for purposes of computing earnings per unit:

	For the Three Months Ended September 30, 2014
	General Partner and IDRs	Common Units	Subordinated Units	Class B Units	Total
Declared distribution	$695	$14,570	$8,525	$—	$23,790
Assumed allocation of undistributed net income attributable to the Partnership	6,164	3,868	3,207	—	13,239
Limited partners’ interest in net income	$6,859	$18,438	$11,732	$—	$37,029

Earnings per unit - basic		$0.86	$0.86
Earnings per unit - diluted (1)		$0.83	$0.83

	For the Nine Months Ended September 30, 2014
	General Partner and IDRs	Common Units	Subordinated Units	Class B Units	Total
Declared distribution	$863	$36,049	$23,529	$2,156	$62,597
Assumed allocation of undistributed net income attributable to the Partnership	6,906	5,351	6,959	—	19,216
Limited partners’ interest in net income	$7,769	$41,400	$30,488	$2,156	$81,813
Recast adjustments to include the results of operations of Hi-Crush Augusta LLC and income attributable to non-controlling interest					3,129
Net income attributable to Hi-Crush Partners LP					$84,942
Earnings per unit - basic		$2.24	$2.24
Earnings per unit - diluted (1)		$2.15	$2.15

(1) Diluted earnings per unit includes the impact of income allocations attributable to a conversion of the Class B units into common units.